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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Synagro Technologies, Inc.:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2004 (except for the audit of the consolidated financial statements at December 31, 2001 and for the year then ended and matters discussed in Note 2, as to which the date is October 4,
2004), relating to the financial statements of Synagro Technologies, Inc., which appears in Synagro Technologies, Inc's Annual Report on Form 10-K/A for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP
October 26, 2004